EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The accompanying unaudited pro forma condensed combined statement of operations of BioDelivery Sciences International, Inc. (the “Company”) is presented to illustrate the estimated effects on the historical results of operations of the Company of the transactions (the “BELBUCA® Transaction”) contemplated by that certain Termination Agreement, dated December 7, 2016 (the “Termination Agreement”), by and between the Company and its wholly-owned subsidiaries, Arius Pharmaceuticals Inc. and Arius Two Inc., and Endo Pharmaceuticals, Inc. (“Endo”). Such transactions pertain to the termination of Endo license to the Company’s BELBUCA® product and related acquisition by the Company of certain net assets in connection therewith. Such transaction closed on January 6, 2017.

The unaudited pro forma combined financial statement is based upon and derived from and should be read in conjunction with the Company’s historical audited financial statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K for such period, and the historical audited Statement of Revenues and Direct Expenses for the year ended December 31, 2016 of the BELBUCA® product line included elsewhere in this Form 8-K/A. The unaudited pro forma combined statement of operations for the year ended December 31, 2016 assumes that the BELBUCA® Transaction was completed on January 1, 2016.

The Company has determined that the BELBUCA® Transaction constitutes a business combination as defined by Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under ASC 805, the net assets acquired are recorded at their acquisition date fair values as described in the accompanying notes included elsewhere in this Form 8-K/A. Any excess of the purchase price over the fair value of net assets acquired is recognized as goodwill and any deficit is recorded as a bargain purchase gain and included in income. Fair values of net assets acquired are determined based on the requirements of ASC 820 Fair Value Measurements and Disclosures. The fair values of net assets acquired are based on the preliminary estimates of fair values as of the closing date of the BELBUCA® Transaction.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma condensed combined statement of operations that Company management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined statement of operations. Management believes the fair values recognized for the net assets acquired are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available, primarily as pertaining to the fair value of inventory acquired, taxes and accruals. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The unaudited pro forma condensed combined statement of operations has been prepared by Company management in accordance with the Article 11 of Regulation S-X, and is not necessarily indicative of the combined results of operations that would have been realized had the acquisition occurred as of the date indicated, nor is it meant to be indicative of future results of operations that the Company will experience as a result of the BELBUCA® Transaction. In addition, the accompanying unaudited pro forma combined statement of operations does not include any pro forma adjustments to reflect operational efficiencies, expected cost savings or economies of scale which may be achievable or the impact of any non-recurring charges and one-time transaction related costs that result directly from the BELBUCA® Transaction. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the BELBUCA® Transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statement of operations, expected to have continuing impact on the combined results of operations.

This unaudited pro forma condensed combined statement of operations should be read in conjunction with:

•	the Company’s historical audited financial statements and accompanying notes as of and for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K, filed with the Securities Exchange Commission (“SEC”) on March 16, 2017;

•	the Company’s historical unaudited financial statements and accompanying notes as of the three months ended March 31, 2017, filed with the SEC on May 15, 2017;

•	the audited Statement Net Assets Acquired of the BELBUCA® product line as of January 6, 2017 and the accompanying notes included as Exhibit 99.1 to this Form 8-K/A; and

•	the audited Statement of Revenues and Direct Expenses of the BELBUCA® product line and the accompanying notes for the year ended December 31, 2016 included as Exhibit 99.2 to this Form 8-K/A.

Description of the BELBUCA® Transaction

On January 6, 2017, the Company consummated the BELBUCA® Transaction whereby Endo’s licensing rights for the Company’s product BELBUCA® (buprenorphine) buccal film (CIII) was terminated.

At the closing of the BELBUCA® Transaction, the Company acquired from Endo the following net assets (the “net assets”): (i) current BELBUCA® product inventory, work-in-progress and raw materials, (ii) material manufacturing contracts related to BELBUCA®, (iii) BELBUCA®-related domain names and trademarks (including the BELBUCA® trademark), (iv) BELBUCA®-related manufacturing equipment, and (v) all pre-approval regulatory submissions, including any Investigational New Drug Applications and New Drug Applications, regulatory approvals and post-approval regulatory submissions concerning BELBUCA®.

The purchase price was equal to the sum of: (i) the aggregate book value of the portion of the transferred product inventory forecasted to be used or sold by the Company, (ii) the aggregate book value of work-in-progress and raw materials inventory, (iii) the cash consideration for non-compete and (iv) the book value of certain manufacturing equipment. At closing, the Company accepted transfer of the net assets and assumed and agreed to discharge when due all applicable liabilities assumed by the Company, which consisted of post-closing obligations for liabilities and payments associated with the net assets, the assumed contracts related to the net assets and applicable taxes (with the obligation for pre-closing and other certain liabilities resulting from the acts or omissions of Endo being retained by Endo).

BELBUCA® is a partial mu-opioid agonist and a treatment indicated for the management of pain severe enough to require daily, around the clock, long-term opioid treatment for which alternative treatment options are inadequate.

The estimated effects of the BELBUCA® Transaction are presented under pro forma adjustments column in the unaudited pro forma condensed combined statement of operations.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands, except per share amounts)

	BDSI Historical	BELBUCA® Historical (1)	Reclassification Adjustments (1)	Pro forma Adjustments		BDSI Pro forma, as adjusted
Total revenues	$15,546	$11,074	$—	$(1,600	)(3)	$25,010
				(10	)(6)

Cost of sales	11,258	17,237	(3,400)	(1,600	)(3)	26,651
				3,151	(4)
				5	(5)

Expenses
Research and development	18,878	2,184	—	10	(6)	21,072
Selling, general and administrative	49,345	106,523	3,400	1,100	(7)	160,368
Asset impairment charges	—	34,887	—	(34,887	)(8)	—
Severance and contract termination costs	—	15,485	—	—		15,485

Total expenses	68,223	159,079	3,400	(33,777)		196,925

Loss from operations	$(63,935)	$(165,242)	$—	$30,611		$(198,566)
Interest expense, net	(3,267)					(3,267)
Other income, net	64					64
Bargain purchase gain	—			—	(2)	—

Loss before income taxes	(67,138)					(201,769)

Income tax benefit	—			—	(2)	—

Net loss	(67,138)					(201,769)

Net loss per share, basic	$(1.25)					$(3.76)

Weighted-average common shares, basic	53,679					53,679

Net loss per share, diluted	$(1.25)					$(3.76)

Weighted-average common shares, diluted	53,679					53,679

See the accompanying notes to the unaudited pro forma condensed combined statement of operations

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

1.	Basis of presentation

The historical financial information presented herein has been adjusted to give pro forma effect to events that are (i) directly attributable to the BELBUCA® Transaction, (ii) factually supportable and (iii) expected to have a continuing impact on the Company’s results. The adjustments for the BELBUCA® Transaction are preliminary and based on estimates of the fair value and useful lives of the net assets acquired and have been prepared to illustrate the estimated effect of the BELBUCA® Transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of net assets acquired and liabilities assumed as of the closing date and could result in a significant change to the unaudited pro forma condensed combined statement of operations, including the bargain purchase gain.

The unaudited pro forma condensed combined statement of operations was prepared using the acquisition method of accounting in accordance with ASC 805 and uses the fair value concepts defined in ASC Topic 820 (“ASC 820”), Fair Value Measurement. The unaudited pro forma condensed combined statement of operations is based on the audited historical consolidated financial statements of the Company and the BELBUCA® product line. Under ASC 805, all of the net assets acquired and liabilities assumed in a business combination are recognized at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the purchase consideration over the fair value of net assets acquired and liabilities assumed, if any, is allocated to goodwill. If the fair value of the net assets acquired exceeds the purchase consideration, a bargain purchase gain is immediately recognized in results from operations.

The allocation of purchase consideration for the BELBUCA® Transaction depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined statement of operations. A final determination of fair values of net assets acquired and liabilities assumed relating to the BELBUCA® Transaction could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible net assets for the BELBUCA® product line existing at the acquisition date. The final valuation may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the net assets and liabilities and could result in a material change to the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined statement of operations is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined statement of operations does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the BELBUCA® Transaction, the costs to integrate the BELBUCA® product line operations into the Company, or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Historical BELBUCA® Product Line Financial Information

The BELBUCA® product line was not a separate legal entity of Endo and was never operated as a stand-alone business, division or subsidiary. Endo has never prepared full stand-alone financial statements for the BELBUCA® product line, and has never maintained the distinct and separate accounts necessary to prepare such financial statements. Accordingly, Endo advised the Company that it was impractical to prepare the complete financial statements related to the BELBUCA® product line. The audited Statement of Revenues and Direct Expenses included as Exhibit 99.2 in this Form 8-K/A, was derived from the operating activities directly attributed to the BELBUCA® product line from Endo’s books and records.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

2.	The following table reflects the preliminary allocation of the total purchase price of BELBUCA® to the net assets acquired and the resulting bargain purchase gain based on the preliminary estimates of fair value (in thousands):

As of December 31, 2016
Purchase price:
Deferred cash consideration (i)	$7,536

Total purchase price	$7,536

Estimated fair value of net assets acquired:
Inventory (ii)	$5,412
Equipment (iii)	432
Intangible net assets – License and Distribution Rights for BELBUCA® (iv)	45,000
Deferred tax liability (v)	(15,972)

Amount attributable to net assets acquired	$34,872

Bargain purchase gain (vi)	$27,336

(i)	In accordance with the agreement, beginning in April 2017 the Company will pay Endo an aggregate of $7.5 million of purchase consideration in equal quarterly installments. The purchase consideration includes the aggregate value of the inventory and used equipment it acquired in the transaction, which was valued at Endo’s cost basis, and an amount ascribed to the termination of the existing License and Development Agreement with Endo, dated January 5, 2012.

(ii)	The fair value of the acquired finished goods inventory was estimated by adjusting the anticipated selling price for costs to sell and an appropriate profit on selling activities. For work-in-process, in addition to those inputs used to estimate the fair value of finished goods, the cost and estimated profit on completing the manufacturing are also included. Raw materials and supplies include amounts of active pharmaceutical ingredient for a product to be manufactured.

(iii)	Equipment is measured at fair value, which considered replacement cost and equipment condition. The equipment will be depreciated on a straight-line basis over seven years based on its estimated remaining useful life.

(iv)	The fair value of the license and distribution intangible net assets were estimated primarily using the “income method,” which starts with a forecast of all expected future cash flows. Some of the more significant assumptions inherent in the development of intangible asset values, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including net revenue, cost of sales, commercial expenses, research and development costs and working capital requirements) as well as estimated contributory asset charges; the discount rate selected to measure the risks inherent in the future cash flows; and the assessment of the asset’s life cycle and the competitive trends impacting the asset, among other factors. The license and distribution rights intangible net assets will be amortized on a straight-line basis over ten years, which approximates the current, remaining patent life of the BELBUCA® intellectual property.

(v)	As a result of the acquisition, the Company recognized a deferred tax liability representing the tax effect of the difference between the consideration paid and the fair value of the net assets received. This deferred tax liability was netted against its deferred tax net assets subsequent to the acquisition. A full valuation allowance was previously provided against these deferred tax net assets as it is considered more likely than not that they will not be utilized. As a result, after the Company recognized a deferred tax liability with this acquisition, it released a corresponding amount of its valuation allowance and recognized a $16.0 million tax benefit in its condensed statement of operations. This gain is not reflected in the above pro forma condensed combined statement of operations as it was directly the result of the acquisition and was recognized in the Company’s earnings within twelve months of the acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

(vi)	A bargain purchase gain arises when the fair value of the net assets acquired in a business combination exceeds the consideration transferred. The gain is recognized immediately in earnings in accordance with U.S. Generally Accepted Accounting Principles. This gain is not reflected in the above pro forma condensed combined statement of operations as it was directly the result of the acquisition and was recognized in the Company’s earnings on the date of the acquisition.

3.	To reverse royalty revenue paid by Endo to the Company for the sale of BELBUCA® during 2016.

4.	Adjustment represents the release of the inventory fair value step up on the date of acquisition upon its subsequent sale.

5.	Represents an adjustment to eliminate historical depreciation expense and recognize new depreciation expense based on the fair value of equipment.

To eliminate historical depreciation expense related to equipment	$(54)
To record new depreciation expense related to the fair value of equipment	59

Total adjustment to depreciation of equipment	$5

6.	To eliminate the reimbursement received by the Company from Endo for a shared research and development study performed in 2016.

7.	Represents an adjustment to eliminate historical amortization expense and recognize new amortization expense based on the fair value of the intangible asset.

To eliminate historical amortization expense	$(3,400)
To record new amortization expense	4,500

Total adjustment to amortization expense	$1,100

8.	To reverse impairment charge taken on the license and development agreement prior to the Company’s reacquisition of such rights.

9.	Transaction costs incurred in 2016 related to the BELBUCA® product line acquisition were not material.